Exhibit 99.1

NEWS RELEASE January 31, 2024

Tetra Tech Reports Strong First Quarter Results and

Raises Full Fiscal Year Guidance

•	Revenue $1.23 billion, up 37% Y/Y

•	Net revenue $1.02 billion, up 38% Y/Y

•	EBITDA $131 million, up 32% Y/Y

•	Backlog of $4.74 billion, up 24% Y/Y

•	Increasing Fiscal Year 2024 net revenue and EPS full year guidance

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK), today announced results for the first quarter ended December 31, 2023.

As the pure play global leader in water and environmental consulting and engineering, Tetra Tech produces higher margins, organic growth rates and cash flows than the industry. For fiscal 2024, Tetra Tech is raising guidance for increased EPS growth of 20% with a 20% IFRS EBITDA1 margin.

In the past 90 days, the Company was awarded more than 1,000 individual high-end consulting projects addressing the entire water cycle. During the first quarter of fiscal 2024, Tetra Tech announced the award of a $5 billion water framework contract for the Republic of Ireland; an $800 million U.S. Army Corps of Engineers PFAS remediation contract; and a $450 million Great Lakes environmental restoration contract.

First Quarter Highlights

•	Revenue increased 37% to $1.23 billion with double-digit organic growth

•	EBITDA increased 32% to $131 million; on pace to reach $575 million in FY24, doubling in the past 3 years

•	Record first quarter EPS of $1.40

•	Largest first quarter backlog ever, up 24% year-over-year

•	Industry leading DSO of 55 days

•	RPS Group integration exceeding expectations:

–	RPS EBITDA margin exceeded 10%, up more than 600 basis points in less than one year

–	RPS revenue synergies with more than $100 million in new contracts won

1Non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to tables in the Regulation G Information for reconciliations to the comparable GAAP metrics.

Executive Management Comments

Dan Batrack, Chairman and CEO, commented, “Tetra Tech began fiscal 2024 with a strong first quarter as revenue was up in all of our key end markets, building on our record performance of the prior year. Based on the strength of our end markets, our strong results in the first quarter, and the increasing realization of revenue synergies with RPS, we have raised our full year guidance for both net revenue and EPS, with a forecasted 20% growth in EPS for fiscal 2024.”

Steve Burdick, Chief Financial Officer, said, “In addition to our record first quarter revenue and earnings, we continue to generate strong positive operating cash flow with $353 million over the trailing twelve months, which is 152% of net income for the same period. This annual cash generation continues our track record of cash flow exceeding net income every year for the last two decades.”

Jill Hudkins, President, stated, “These results demonstrate the value of Tetra Tech’s pure play focus on the water cycle that continues to drive increasing demand for our high-end services. Tetra Tech’s key differentiator is our Leading with Science® approach to the water cycle; from client-funded research and development, watershed management, water supply and treatment, to flood protection and marine navigation.”

Leslie Shoemaker, PhD., Chief Sustainability Officer, added, “Tetra Tech is changing lives through science, technology, and innovation. Our goal is to improve the lives of one billion people around the world by 2030, providing sustainable solutions across our water and environment markets by optimizing water management, preserving biodiversity, and mitigating climate change.”

Recent Key Wins

•	$5 billion Republic of Ireland water framework contract, improving water quality and enhancing watershed protection for 4 million people

•	$800 million U.S. Army Corps of Engineers PFAS remediation contract, preventing future environmental contamination and protecting lives at more than 500 military bases

•	$450 million Great Lakes environmental restoration contract, providing environmental restoration of the world’s largest freshwater watershed and improving the lives of 34 million people

•	$125 million United Utilities Better Rivers AMP 8 program, reducing wastewater overflows and enhancing watershed quality for 7 million people in North West England

•	$34 million USAID Land and Resource Governance contract, protecting land, water, and resources for more than 100 million vulnerable households in developing countries

•	$24 Million USAID Biodiversity and Ecosystem Conservation contract, preserving ecosystems and enhancing community livelihoods for 16 million people in Cambodia

Quarterly Dividend and Share Repurchase Program

On January 29, 2024, Tetra Tech’s Board of Directors approved the Company’s 39th consecutive quarterly dividend at an amount of $0.26 per share, a 13% increase year-over-year, payable on February 27, 2024, to stockholders of record as of February 14, 2024. Tetra Tech has $348 million remaining under its $400 million share repurchase program.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects EPS for the second quarter of fiscal 2024 to range from $1.25 to $1.35 and net revenue to range from $990 million to $1.04 billion. For fiscal 2024, Tetra Tech is raising EPS guidance to range from $5.90 to $6.20 and is raising net revenue guidance to range from $4.15 billion to $4.30 billion2.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter of fiscal 2024 results through a link posted on the Company’s website at tetratech.com on February 1, 2024, at 8:00 a.m. (PT).

About Tetra Tech

Tetra Tech is the leader in water, environment and sustainable infrastructure, providing high-end consulting and engineering services for projects worldwide. With 27,000 employees working together, Tetra Tech provides clear solutions to complex problems by Leading with Science® to address the entire water cycle, protect and restore the environment, design sustainable and resilient infrastructure, and support the clean energy transition. For more information about Tetra Tech, please visit tetratech.com or follow us on LinkedIn and Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

2Reconciliation of the net revenue guidance to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict the magnitude and timing of all the components required to provide such reconciliation with sufficient precision.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; the impact of global pandemics like COVID-19; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in bank and capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended October 1, 2023. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc
Balance Sheet - Unaudited
(unaudited - in thousands, except par value)

	December 31,	October 1,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	198,689	168,831
Accounts receivable, net	1,040,510	974,535
Contract assets	89,073	113,939
Prepaid expenses and other current assets	125,769	98,719
Total current assets	1,454,041	1,356,024

Property and equipment, net	74,971	74,832
Right-of-use assets, operating leases	179,513	175,932
Goodwill	1,923,146	1,880,244
Intangible assets, net	168,134	173,936
Deferred tax assets	76,210	89,002
Other non-current assets	74,808	70,507
Total assets	3,950,823	3,820,477

Liabilities and Equity
Current liabilities:
Accounts payable	207,062	173,271
Accrued compensation	222,686	302,755
Contract liabilities	382,862	335,044
Short-term lease liabilities, operating leases	68,091	65,005
Current contingent earn-out liabilities	37,556	51,108
Other current liabilities	242,738	280,959
Total current liabilities	1,160,995	1,208,142

Deferred tax liabilities	11,620	14,256
Long-term lease liabilities, operating leases	139,537	144,685
Long-term debt	945,319	879,529
Non-current contingent earn-out liabilities	18,048	22,314
Other non-current liabilities	137,617	148,045

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at December 31, 2023 and October 1, 2023	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 53,466 and 53,248 shares at December 31, 2023 and October 1, 2023, respectively	534	532
Additional paid-in capital	9,979	-
Accumulated other comprehensive loss	(132,202)	(195,295)
Retained earnings	1,659,295	1,598,196
Tetra Tech stockholders' equity	1,537,606	1,403,433
Noncontrolling interests	81	73
Total stockholders' equity	1,537,687	1,403,506
Total liabilities and stockholders' equity	3,950,823	3,820,477

Tetra Tech, Inc
Consolidated Statements of Income
(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31,	January 1,
	2023	2023
Revenue	1,228,267	894,766
Subcontractor costs	(213,098)	(158,204)
Other costs of revenue	(824,671)	(583,316)
Gross profit	190,498	153,246
Selling, general and administrative expenses	(79,417)	(56,502)
Contingent consideration - fair value adjustments	-	(933)
Acquisition and Integration	-	(3,761)
Income from operations	111,081	92,050
Interest expense, net	(9,577)	(5,372)
Other non-operating income	-	67,995
Income before income tax expense	101,504	154,673
Income tax expense	(26,524)	(37,958)
Net income	74,980	116,715
Net income attributable to noncontrolling interests	(8)	(9)
Net income attributable to Tetra Tech	74,972	116,706

Earnings per share attributable to Tetra Tech:
Basic	1.41	2.20
Diluted	1.40	2.18

Weighted-average common shares outstanding:
Basic	53,317	53,069
Diluted	53,738	53,529

Tetra Tech, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	December 31,	January 1,
	2023	2023
Cash flows from operating activities:
Net income	$74,980	$116,715

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,484	6,616
Amortization of stock-based awards	7,641	7,184
Deferred income taxes	(1,624)	15,935
Fair value adjustments to foreign currency forward contract	-	(67,995)
Other non-cash items	123	601
Changes in operating assets and liabilities, net of effects of business acquisitions:		-
Accounts receivable and contract assets	(22,288)	(16,175)
Prepaid expenses and other assets	(28,615)	5,967
Accounts payable	33,790	3,820
Accrued compensation	(80,069)	(53,201)
Contract liabilities	41,862	27,769
Income taxes receivable/payable	(15,941)	4,387
Other liabilities	(20,097)	(26,432)
Net cash provided by operating activities	9,246	25,191

Cash flows from investing activities:
Capital expenditures	(3,456)	(4,996)
Proceeds from sale of assets	22	51
Net cash used in investing activities	(3,434)	(4,945)

Cash flows from financing activities:
Proceeds from borrowings	125,000	60,889
Repayments on long-term debt	(60,000)	(73,125)
Taxes paid on vested restricted stock	(12,670)	(16,586)
Payments of contingent earn-out liabilities	(18,862)	-
Stock options exercised	335	57
Dividends paid	(13,873)	(12,186)
Principal payments on finance leases	(1,539)	(1,316)
Net cash provided by (used in) financing activities	18,391	(42,267)

Effect of exchange rate changes on cash and cash equivalents	5,655	8,695

Net increase (decrease) in cash, cash equivalents and restricted cash	29,858	(13,326)
Cash, cash equivalents and restricted cash at beginning of period	168,831	185,491
Cash, cash equivalents and restricted cash at end of period	$198,689	$172,165

Supplemental information:
Cash paid during the period for:
Interest	$9,768	$3,433
Income taxes, net of refunds received of $0.9 million and $0.1 million	$43,297	$14,540

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$198,689	$164,397
Restricted cash included in other current assets	-	7,768
Total cash, cash equivalents and restricted cash	$198,689	$172,165

Tetra Tech, Inc.

Regulation G Information

December 31, 2023

Reconciliation of Revenue to Revenue, Net of Subcontractor Costs ("Net Revenue")

(in millions)

			2023							2024
	2021	2022	1st Qtr	2nd Qtr	6 Mos	3rd Qtr	9 Mos	4th Qtr	Total	1st Qtr
Consolidated
Revenue	3,213.5	3,504.0	894.8	1,158.2	2,053.0	1,208.9	3,261.9	1,260.6	4,522.6	1,228.3
Subcontractor Costs	(661.3)	(668.5)	(158.2)	(188.7)	(346.9)	(221.4)	(568.3)	(203.2)	(771.5)	(213.1)
Net Revenue	2,551.6	2,835.5	736.6	969.5	1,706.1	987.5	2,693.6	1,057.4	3,751.1	1,015.2

GSG Segment
Revenue	1,772.9	1,820.9	471.1	563.3	1,034.3	531.0	1,565.4	593.5	2,158.9	575.0
Subcontractor Costs	(507.1)	(484.4)	(118.0)	(127.7)	(245.7)	(140.8)	(386.6)	(136.9)	(523.4)	(132.3)
Net Revenue	1,265.8	1,336.5	353.1	435.6	788.6	390.2	1,178.8	456.6	1,635.5	442.7

CIG Segment
Revenue	1,500.1	1,738.4	439.6	610.4	1,049.9	691.4	1,741.3	683.3	2,424.6	669.1
Subcontractor Costs	(214.3)	(239.3)	(56.0)	(76.4)	(132.4)	(94.0)	(226.4)	(82.6)	(309.0)	(96.6)
Net Revenue	1,285.8	1,499.1	383.6	534.0	917.5	597.4	1,514.9	600.7	2,115.6	572.5

Reconciliation of Net Income Attributable to Tetra Tech to Adjusted EBITDA

(in thousands)

			2023							2024
	2021	2022	1st Qtr	2nd Qtr	6 Mos	3rd Qtr	9 Mos	4th Qtr	Total	1st Qtr
Net Income Attributable to Tetra Tech	232,810	263,125	116,706	42,830	159,536	60,235	219,771	53,649	273,420	74,972
Income Tax Expense	34,039	85,602	37,958	26,254	64,212	22,568	86,780	40,745	127,526	26,524
Interest Expense[1]	11,831	11,584	5,372	13,323	18,695	14,869	33,564	12,973	46,537	9,577
Depreciation	12,337	13,859	3,178	4,849	8,027	5,624	13,651	6,330	19,980	6,951
Amortization	11,468	13,174	3,438	12,072	15,510	14,060	29,570	11,656	41,226	12,533
FX Hedge Gain	-	(19,904)	(67,995)	(21,407)	(89,402)	-	(89,402)	-	(89,402)	-
EBITDA	302,485	367,440	98,657	77,921	176,578	117,356	293,934	125,353	419,287	130,557

Contingent Consideration	(3,273)	-	933	7,544	8,477	-	8,477	3,778	12,255	-
Acquisition & Integration Expenses[2]	-	-	3,761	19,944	23,705	2,107	25,812	23,742	49,554	-
COVID-19 Credits	-	(6,486)	-	-	-	-	-	-	-	-
Adjusted EBITDA	299,212	360,954	103,351	105,409	208,760	119,463	328,223	152,873	481,096	130,557

1 Includes write-off of deferred debt origination fees of $2.7M in Q1-23 and $1.1M in Q2-23

2 Includes lease impairment charge of $16.4M in Q4-23